FORM 8-K

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 22, 2014

TELEPHONE AND DATA SYSTEMS, INC.

(Exact name of registrant as specified in their charter)

Delaware	001-14157	36-2669023
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

30 North LaSalle Street, Suite 4000, Chicago, Illinois		60602
(Address of principal executive offices)		(Zip Code)

Registrant's telephone number, including area code:  (312) 630-1900

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.             Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

At the Annual Meeting of shareholders of Telephone and Data Systems, Inc. (“TDS”) held on May 22, 2014 (“Annual Meeting”), based on the below voting results, the shareholders of TDS approved (i) an amendment (the “Amendment”) to the Telephone and Data Systems, Inc. 2011 Long-Term Incentive Plan (the “2011 Incentive Plan”), and (ii) the material terms of the performance goals under such plan.

The Amendment increases the number of Common Shares reserved for issuance under the 2011 Incentive Plan by 5 million Common Shares to 11 million Common Shares.  The Amendment does not modify the 2011 Incentive Plan except to increase the Common Shares reserved for issuance.

Other terms of the 2011 Incentive Plan, including material terms of performance goals under such plan, are set forth under Proposal 3 of the TDS definitive proxy statement dated April 18, 2014, as filed with the SEC on Schedule 14A on April 18, 2014, which are incorporated by reference herein.

The foregoing description is qualified in its entirety by reference to the 2011 Incentive Plan, which is included as Exhibit 10.1 to this Form 8-K and incorporated by reference into this Item 5.02, and the Amendment to the 2011 Incentive Plan, which is included as Exhibit 10.2 to this Form 8-K and incorporated by reference into this Item 5.02.

Item 5.07              Submission of Matters to a Vote of Security Holders.

At the Annual Meeting, the following number of votes were cast for the matters indicated.  On May 29, 2014, TDS issued a press release relating to the Annual Meeting, which is attached hereto as Exhibit 99.1 and incorporated herein by reference.

1.    Election of Directors.

a.   For the election of eight Directors of TDS by the holders of Series A Common Shares and Preferred Shares:

Nominee	For	Withhold	Broker Non-vote
LeRoy T. Carlson, Jr.	71,629,860	-	8,590
Letitia G. Carlson, M.D.	71,629,860	-	8,590
Prudence E. Carlson	71,629,860	-	8,590
Walter C.D. Carlson	71,629,860	-	8,590
Kenneth R. Meyers	71,629,860	-	8,590
Donald C. Nebergall	71,629,860	-	8,590
Christopher D. O’Leary	71,629,860	-	8,590
Herbert S. Wander	71,629,860	-	8,590

                Based on the above votes, each of the above nominees was elected as a director.

b.    For the election of four Directors of TDS by the holders of Common Shares:

Nominee	For	Withhold	Broker Non-vote
Clarence A. Davis	64,491,844	735,068	2,186,750
George W. Off	57,060,628	8,166,284	2,186,750
Mitchell H. Saranow	57,104,451	8,122,461	2,186,750
Gary L. Sugarman	64,498,301	728,611	2,186,750
Philip T. Blazek	23,280,748	178,883	-
Walter M. Schenker	23,280,748	178,883	-

        Based on the above votes, each of the above nominees other than Philip T. Blazek and Walter M. Schenker was elected as a director.

2.  Proposal to Ratify the Selection of PricewaterhouseCoopers LLP as Independent Public Accountants for 2014.

For	Against	Abstain	Broker Non-vote
120,128,629	261,609	213,832	-

        Based on the above votes, the above proposal was approved.

3.  Proposal to approve (i) Amendment to 2011 Long-Term Incentive Plan to authorize 5 million additional Common Shares for issuance under such plan and (ii) the material terms of the performance goals under such plan.

For	Against	Abstain	Broker Non-vote
98,606,546	20,431,164	379,475	1,186,885

        Based on the above votes, the above proposal was approved.

4.  Proposal to approve, on an advisory basis, the compensation of our named executive officers as disclosed in TDS’ Proxy Statement dated April 18, 2014 (commonly known as “Say-on-Pay”).

For	Against	Abstain	Broker Non-vote
101,840,279	11,651,279	5,925,080	1,186,885

        Based on the above votes, the above proposal was approved.

Item 9.01.  Financial Statements and Exhibits

(d)           Exhibits:

In accordance with the provisions of Item 601 of Regulation S-K, any Exhibits filed herewith are set forth on the Exhibit Index attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereto duly authorized.

Telephone and Data Systems, Inc.
(Registrant)

Date:	May 29, 2014

By:	/s/ Douglas D. Shuma
Douglas D. Shuma
Senior Vice President and Controller
(principal financial officer and principal accounting officer)

EXHIBIT INDEX

The following exhibits are filed or furnished herewith as noted below.

Exhibit No.	Description of Exhibit
10.1

Telephone and Data Systems, Inc. 2011 Long-Term Incentive Plan, is hereby incorporated by reference from Exhibit B to the TDS definitive proxy statement dated April 18, 2014, which was filed with the SEC on Schedule 14A on April 18, 2014

10.2

Amendment No. 1 to Telephone and Data Systems, Inc. 2011 Long-Term Incentive Plan, is hereby incorporated by reference from Exhibit A to the TDS definitive proxy statement dated April 18, 2014, which was filed with the SEC on Schedule 14A on April 18, 2014

99.1	Press Release dated May 29, 2014